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                                                                    EXHIBIT 10.5

                                 LOAN AGREEMENT

                         Loan No. 754055/754056/752507

      THIS LOAN AGREEMENT, made as of September 3, 2004, is by and between PRINCIPAL COMMERCIAL FUNDING, LLC, a Delaware limited liability company, as initial holder of Note A and Note B (each defined below), and PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, as initial holder of Note C (defined below), with an address at 801 Grand Avenue, Des Moines, Iowa 50392-1360 (together with their respective successors and assigns, the "Lender"), and NNN CONGRESS CENTER, LLC, NNN CONGRESS CENTER 1, LLC, NNN CONGRESS CENTER 2, LLC, NNN CONGRESS CENTER 3, LLC, NNN CONGRESS CENTER 4, LLC, NNN CONGRESS CENTER 5, LLC, NNN CONGRESS CENTER 6, LLC, NNN CONGRESS CENTER 7, LLC, NNN CONGRESS CENTER 8, LLC, NNN CONGRESS CENTER 10, LLC, NNN CONGRESS CENTER 11, LLC, NNN CONGRESS CENTER 12, LLC, NNN CONGRESS CENTER 13, LLC, NNN CONGRESS CENTER 14, LLC, NNN CONGRESS CENTER 15, LLC, NNN CONGRESS CENTER 16, LLC, NNN CONGRESS CENTER 17, LLC, and GREIT - CONGRESS CENTER, LLC each a Delaware limited liability company and tenant in common, with an address at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705 ("Borrower" to be construed as "each and every Borrower" or collectively, the "Borrowers" as the context so requires).

                                    RECITALS

      A. The Borrowers desire to obtain a loan (the "Loan") from Lender in the original principal amount of Ninety Seven Million Five Hundred Thousand Dollars ($97,500,000.00) (the "Loan Amount");

      B. The Loan will be evidenced initially by three secured promissory notes issued by the Borrowers to each Lender (as its name appears thereon); Note A will be issued in the original principal amount of Eighty Million Dollars ($80,000,000.00), Note B will be issued in the original principal amount of Fifteen Million Dollars ($15,000,000.00), and Note C will be issued in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00);

      C. Lender is willing to make the Loan on the condition that the Borrowers, among other things, joins in the execution and delivery of this Agreement; and

      D. Lender and the Borrowers contemplate that all or any portion of Lender's interest in the Loan, the Loan Documents and the Environmental Indemnity may be assigned, in whole or in part, by Lender, including without limitation, in connection with one or more Securitization Transactions.

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      NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE I
                              CERTAIN DEFINITIONS

      "Acceptable Delaware LLC" shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability, shall immediately become the sole members of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

      "Account Collateral" has the meaning set forth in Section 5.3(A) of this Agreement.

      "Affiliate(s)" means any person or Entity directly or indirectly controlling, controlled by, or under common control with the Borrowers or any person or Entity owning a material interest in the Borrowers, either directly or indirectly, and shall include without limitation, Interest Owners and SPE Equity Owners.

      "Agent" means NNN Congress Center, LLC, as such person or Entity has been authorized by the Borrowers (as evidenced by the Borrowers' execution of this Loan Agreement) to receive service of process with respect this Agreement and any other Loan Document for and on behalf of each of the Borrowers hereunder.

      "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

      "Approved Accounting Method" has the meaning set forth in Section 5.1 of this Agreement.

      "Assignment of Leases" means that certain Assignment of Leases and Rents dated as of the date hereof executed by the Borrowers and delivered to Lender as security for the Loan, as the same may be modified, supplemented or amended.

      "Authorized Representative" means (a) the Chief Financial Officer (currently Richard Hutton) of Triple Net Properties, LLC, proved that at all relevant times, Triple Net Properties, LLC is the manager, special member, and/or vice president of each of the Borrowers, or (b) such other representative of the Borrowers approved in writing by the Lender.

      "Cash Flow Available for Debt Service" means for any twelve (12) month period, as specified by Lender, an amount equal to: (a) the sum of Operating Income less (b) the sum of Operating Expenses adjusted to deduct any underwritten reserves for Tenant Improvements,

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Leasing Commissions, and Replacement Reserves, as determined by Lender, and any other underwriting adjustments deemed necessary by Lender.

      "Closing Date" means September 3, 2004.

      "Code" has the meaning set forth in Section 3.1(F) of this Agreement.

      "Collateral" means, collectively, the Premises, the Account Collateral and all proceeds and products of the foregoing, all whether now owned or hereafter acquired, and all other property and other rights (whether by contract or otherwise) which is or hereafter may become subject to a lien in favor of Lender.

      "Collateral Release" means a release of the Premises in accordance with
Section 2.1(D) of this Agreement.

      "Collateral Release Deposit" has the meaning set forth in Section 2.1(D) of this Agreement.

      "Collection Account" has the meaning set forth in Section 5.2(C) of this Agreement.

      "Collection Account Agreement" means the collection account agreement executed by the Borrowers, Property Manager, Lender and the Collection Account Bank in connection with the Loan, as the same may from time to time hereafter be modified, supplemented or amended.

      "Collection Account Bank" means LaSalle Bank National Association.

      "Debt Service" means, for any twelve (12) month period, as specified by Lender, the sum of interest and principal, as applicable, due and payable under:
(a) the Notes, (b) and if the context requires, any proposed Note C Advance, and/or (c) any Mezzanine Financing.

      "Debt Service Coverage Ratio" means the ratio obtained by dividing (a) Cash Flow Available for Debt Service by (b) Debt Service.

      "Default Rate" has the meaning as set forth in the Mortgage.

      "Entity" means a (a) corporation, (b) limited or general partnership, (c) limited liability company, or (d) trust.

      "ERISA" has the meaning set forth in Section 3.1(G) of this Agreement.

      "Event of Default" or "Events of Default" has the meaning set forth in the Mortgage.

      "Governmental Authority" means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with

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jurisdiction over any Borrowers, the Premises, or any SPE Equity Owner, or any
Person with jurisdiction over any Borrowers, the Premises or any SPE Equity Owner, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantor" means, individually and collectively, Triple Net Properties, LLC, a Virginia limited liability company, G REIT, Inc., a Virginia corporation, T REIT, Inc., a Virginia corporation, and NNN 2002 Value Fund, LLC, a Virginia limited liability company.

      "Improvements" has the meaning set forth in the Mortgage.

      "Indebtedness" has the meaning set forth in the Mortgage.

      "Independent" "Independent" means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company (including, without limitation, the Member), (ii) is not connected with the Company or any Affiliate of the Company (including, without limitation, the Member), as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions, and
(iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

      "Independent Director" means a duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five
(5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (ii) a creditor (provided that the Independent Director may be a creditor by virtue of reasonable fees charged for its services as Independent Director of such entity), supplier, employee, officer, director, manager or contractor of such entity or any of its Affiliates, (iii) a person who controls such entity or any of its Affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above, provided however, that notwithstanding the foregoing, an entity may have the same Independent Director as an Affiliate of the entity provided that such Independent Director is (A) obtained through a third party service and (B) would otherwise satisfy the criteria set forth herein relating to Independent Directors.

      "Independent Eligible Trustee" means an Independent bank (within the meaning of Section 2(a)(5) of the Investment Company Act of 1940 and meets the requirements of Section 26(a)(l) thereof), organized and doing business under the laws of any state or the United States of America, which is organized under such laws to exercise corporate trust powers, and is otherwise reasonably acceptable to Lender.

      "Independent Manager" means a duly appointed member of the board of managers (or a duly appointed independent manager) of the relevant entity who shall not have been, at the time of such appointment, at anytime after appointment, or at any time in the preceding five (5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (ii) a creditor (provided that the Independent Director may be a creditor by virtue of reasonable fees

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charged for its services as Independent Director of such entity), supplier, employee, officer, director, manager or contractor of such entity or any of its Affiliates, (iii) a person who controls such entity or any of its Affiliates, or
(iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above, provided however, that notwithstanding the foregoing, an entity may have the same Independent Manager as an Affiliate of the entity provided that such Independent Manager is (A) obtained through a third party service and (B) would otherwise satisfy the criteria set forth herein relating to Independent Managers.

      "Interest Owner(s)" means any person or entity owning an interest (directly or indirectly) in any Borrower.

      "Investor" has the meaning set forth in Section 5.5(A) of this Agreement.

      "Late Charges" has the meaning as set forth in the Mortgage,

      "Legal Requirements" has the meaning set forth in the Mortgage.

      "Loan to Value Ratio" means the ratio obtained by dividing (a) the aggregate outstanding principal balance under the Notes and any, if the context requires, proposed Note C Advance or Mezzanine Financing by (b) either the "as-is" or "as-stabilized" value of the Premises, as selected by Lender in Lender's sole discretion, as set forth in either (i) the appraisal obtained in connection with its underwriting of the Loan or any update thereto or (ii) any such new appraisal required by Lender, in Lender's sole discretion, in connection with a request by the Borrowers for the Note C Advance or any Mezzanine Financing. Any such appraisal of the Premises shall be obtained by Lender at the Borrowers' expense and acceptable to Lender in all material respects.

      "Leases" has the meaning provided in the Assignment of Leases.

      "Leasing Commissions" means leasing commissions incurred by or on behalf of the Borrowers in connection with the leasing of the Premises or any portion thereof (including any so-called "override" leasing commissions which may be due to any leasing or rental agent engaged by or on behalf of the Borrowers for the Premises if an agent other than such agent also is entitled to a leasing commission, provided that (a) such leasing commissions and "override" leasing commissions are reasonable and customary for properties similar to the Premises and the portion of the Premises leased for which a commission is due and, unless otherwise agreed by Lender, do not exceed the amounts of the leasing commissions payable to the Property Manager pursuant to Section 9.2 of the Management Agreement; (b) the amount of such leasing commissions and "override" leasing commissions are determined pursuant to arms length transactions between the Borrowers and such any leasing agent to which a commission is due; (c) the Lease has been approved by Lender in accordance with this Agreement; (d) unless otherwise agreed by Lender, the tenant under the Lease for which such Leasing Commission is claimed has taken occupancy of the leased space and commenced paying rent; and (e) unless

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otherwise agreed by Lender, the related Lease has an effective rental rate, net of any concessions, of at least 95% of the pro forma rents at the Premises.

      "Loan Documents" means this Agreement, Note A, Note B, Note C, the Mortgage, the Assignment of Leases, the Collection Account Agreement, the Property Reserves Agreement, each guaranty executed by a Guarantor, the Assignment of Management Agreement and Subordination of Management Fees Agreement executed by Lender, the Borrowers and Property Manager, and all other documents, instruments and agreements evidencing or securing the Loan.

      "Lockout Date" means the earlier of: (i) the date which is two (2) years after the date of the then most recent Securitization Transaction; or (ii) the date which is four (4) years after the date of the first full debt service payment under the Notes.

      "Make Whole Premium" has the meaning set forth in Section 2. l(D)(iv) of this Agreement.

      "Management Agreement" means that certain Management Agreement, dated February 6, 2003, by and between the Property Manager and the Borrowers.

      "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of the Borrowers,
(ii) the ability of any Borrower to perform, or of Lender to enforce, any of the Loan Documents or Environmental Indemnity or (iii) the value of (x) the Collateral taken as a whole or (y) the Premises.

      "Maturity Date" means October 1, 2014

      "Mezzanine Financing" has the meaning set forth in Section 2.1(H) of this Agreement.

      "Mortgage" means the mortgage, deed of trust, trust deed or deed to secure debt as applicable, dated the date hereof, executed by the Borrowers and delivered to Lender as security for the Loan, as the same may be modified, supplemented or amended.

      "Notes" means and refers collectively to Note A, Note B, and Note C, and a "Note" shall mean any of Note A, Note B, or Note C, as the context so requires.

      "Note A" means the secured promissory note (Note A) in the original principal amount of Eighty Million Dollars ($80,000,000.00) evidencing a portion of the Loan, dated as of the date hereof, made by the Borrowers to the Lender named thereon, as such promissory note may be modified, amended, supplemented, extended, split or consolidated in writing, and any note(s) issued in exchange therefore or in replacement thereof.

      "Note B" means the secured promissory note (Note B) in the original principal amount of Fifteen Million Dollars ($15,000,000.00) evidencing a portion of the Loan, dated as of the date hereof, made by the Borrowers to the Lender named thereon, as such promissory note may be

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modified, amended, supplemented, extended, split or consolidated in writing, and any note(s) issued in exchange therefore or in replacement thereof.

      "Note C" means the secured promissory note (Note C) in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) evidencing a portion of the Loan, dated as of the date hereof, made by the Borrowers to the Lender named thereon, as such promissory note may be modified, amended, supplemented, extended, split or consolidated in writing, and any note(s) issued in exchange therefore or in replacement thereof.

      "Note C Advance" means any advance made by the holder of the Note C (in its sole and absolute discretion) under the Note C in accordance with the terms of Section 2.1(B) of this Agreement.

      "Operating Account" means that certain deposit account maintained by the Borrowers with the Collection Account Bank, from which the Borrowers will pay all amounts due to Lender under the Loan Documents and all other costs and expenses of operating and managing the Premises.

      "Operating Income" means the sum of gross cash income, revenues and consideration received or paid to or for the account or benefit of the Borrowers resulting from or attributable to the operation or leasing of the Premises determined in accordance with GAAP derived from (a) rents paid under Qualified Leases and (b) amounts (to the extent included in Operating Expenses) payable by tenants to the Borrowers on account of maintenance or service charges, taxes, assessments, utilities and maintenance of the Premises; but excluding any income or revenues from a sale, refinancing, casualty or condemnation, payment of rents more than one (1) month in advance, lease termination payments, or payments from any other events not related to the ordinary course of operations of the Premises. Operating Income may be adjusted by Lender to normalize income at market levels in accordance with Lender's customary underwriting procedures, which adjustments may include, without limitation, any adjustment to reflect vacancy rates at the higher of (A) the actual vacancy rate or (B) the market vacancy rate for comparable properties, along with adjustments of rental income to reflect then-current market characteristics.

      "Operating Expenses" means all cash expenses actually incurred by or charged to the Borrowers (appropriately pro-rated for any expenses that, although actually incurred in a particular period, also relate to other periods), with respect to the ownership, operation, leasing and management of the Premises in the ordinary course of business, determined in accordance with GAAP, including, without limitation: (a) personal property taxes and real estate taxes; (b) sales taxes or any tax on rents; (c) wages, salaries, payroll taxes and employee benefits; (d) costs of utility services; (e) maintenance, repair and custodial costs; (f) premiums payable for insurance carried on or with respect to the Premises; (g) office supplies, other administrative expenses and professional fees; (h) costs of advertising and marketing for the Premises; (i) costs of telephone service; (j) costs of garbage removal; (k) an allowance for income items that are determined to be uncollectible; (1) any compensation, fees or reimbursements paid to the

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property manager of the Premises which such fee shall be limited to three percent (3%) of gross rental income per annum; and (m) and an annual replacement reserve of $.25 per square feet. Notwithstanding the foregoing, Operating Expenses specifically exclude (1) costs of Tenant Improvements and Leasing Commissions, (2) capital expenditures, (3) depreciation, (4) payments made in connection with the payment of the outstanding principal balance of the Loan,
(5) costs of restoration following a casualty or condemnation, (6) funds disbursed from any reserve account, and (7) any other non-cash items. Operating Expenses may be adjusted by Lender in accordance with Lender's customary underwriting procedures.

      "Permitted Encumbrances" has that meaning set forth in the Mortgage.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other Entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Pledge Agreement" has the meaning set forth in Section 2.1(D) of this Agreement.

      "Premises" has the meaning set forth in the Mortgage.

      "Property Manager" has the meaning set forth in the Collection Account Agreement.

      "Property Reserves" has the meaning set forth in Section 5.2(B) of this Agreement.

      "Pro Rata Share" means: (i) with respect to Note A, a fraction (expressed as a percentage), the numerator of which is the outstanding principal balance of Note A as of the date of determination, and the denominator of which is the sum of (x) the outstanding principal balance of the Note A on such date of determination, (y) the outstanding principal balance of the Note B on such date of determination, and (z) the outstanding principal balance of the Note C on such date of determination; and (ii) with respect to Note B, a fraction (expressed as a percentage), the numerator of which is the outstanding principal balance of Note B as of the date of determination, and the denominator of which is the sum of (x) the outstanding principal balance of the Note A on such date of determination, (y) the outstanding principal balance of the Note B on such date of determination, and (z) the outstanding principal balance of the Note C on such date of determination; and (iii) with respect to Note C, a fraction (expressed as a percentage), the numerator of which is the outstanding principal balance of Note C as of the date of determination, and the denominator of which is the sum of (x) the outstanding principal balance of the Note A on such date of determination, (y) the outstanding principal balance of the Note B on such date of determination, and (z) the outstanding principal balance of the Note C on such date of determination.

      "Qualified Lease" means any fully executed Lease, which is in full force and effect, that has been approved by Lender as required under this Agreement, with a remaining term of no less than three (3) years, under which the tenant is in occupancy pursuant to the terms of the Lease,

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and for which no uncured defaults exist under such Lease. In order for a Lease to be a Qualified Lease, the tenant under such Lease must not have provided written or verbal notice of termination, vacancy or the intention to go dark.

      "Qualified Institutional Lender" shall mean either a mezzanine lender approved in writing by Lender, in its reasonable discretion, or: (a) any of the following (i) a bank, banking association, savings and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital surplus, statutory surplus or shareholder's equity of at least $200,000,000, and (B) is regularly engaged in the business of making or owning commercial loans, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, that (A) has total assets in excess of $600,000,000 and capital surplus, statutory surplus or shareholders' equity of at least $200,000,000 and (B) is regularly engaged in the business of making or owning loans of similar types to the Loan, or (iii) an institution substantially similar to any of the foregoing described in clauses
(a)(i), or (a)(ii) of this definition; or (b) any entity controlled by any of the entities described in clause (a)(i) above. For purposes of this definition only, "control" means the ownership, directly or indirectly, in the aggregate of more than 50% of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise. "Controlled" has the meaning correlative thereto.

      "Rating Agency(ies)" shall mean each statistical rating agency that has assigned a rating to any participation interest, certificate or security issued in connection with a Securitization Transaction.

      "Release Date" has the meaning set forth in Section 2.1(D) of this Agreement.

      "Rents" has the meaning provided in the Assignment of Leases.

      "Scheduled Collateral Release Payments" has the meaning set forth in
Section 2.1 (D) of this Agreement.

      "Security Deposit" means all security deposits held or to be held with respect to the Premises, pursuant to the applicable Leases.

      "Securitization Transaction" has the meaning set forth in Section 5.5(A) of this Agreement.

      "Single-Purpose Entity" has the meaning set forth in the Mortgage.

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      "SPE Equity Owner" means, the sole managing member of each and any of the
Borrowers.

      "State" means the slate or commonwealth where the Premises is located.

      "Successor Borrower" has the meaning set forth in Section 2.1(D) of this Agreement.

      "Taking" has the meaning provided in the Mortgage.

      "Tax and Insurance Escrows" has the meaning set forth in Section 5.2(A) of this Agreement.

      "Tenant Improvements" means improvements made to the Premises to prepare the same for tenant occupancy in connection with each Lease and made by or on behalf of the Borrowers in conformity with the terms of the related Lease and this Agreement.

      "TIC Agreement" mean that certain Amended and Restated Tenants in Common Agreement, by and among the Borrowers, effective as of the date of the recording of such agreement.

      "Title insurance Policy" means a loan policy of title insurance for the Premises issued by Title Insurance Company with respect to the Premises in an amount (not less than the Loan Amount) acceptable to Lender and insuring the first priority lien in favor of Lender created by the Mortgage, in each case acceptable to Lender in Lender's discretion.

      "Transfer" has the meaning set forth in the Mortgage.

      "UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located.

      "U.S. Obligations" has the meaning set forth in Section 2.1(D) of this Agreement.

                                    ARTICLE II
                                  GENERAL TERMS

            Section 2.1 Loan Commitment: Disbursement to Borrowers; Prepayment.

            (A) The Loan. Subject to, and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to the Borrowers on the Closing Date, in the Loan Amount, which Loan will mature on the Maturity Date.

            (B) Advances of the Loan Amount. The Borrowers shall have the right to request and receive only one borrowing in respect of the Loan, which will not be subject to

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future advances and any amount borrowed and repaid in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date, receive the Loan Amount, subject to the direction given by Borrower as to the application of Loan proceeds. Subject to the applicable provisions of this Agreement, Note C and the other Loan Documents, the Borrowers may request the holder of Note C to make the Note C Advance; it being agreed and understood by the parties hereto that the holder of the Note C has no obligation whatsoever to accept or consider a request for a Note C Advance.

                  (i) Note C Advance. On or before October 1, 2006, provided that no Event of Default has occurred and is continuing, the Borrowers may submit to the holder of Note C, a written request for an additional advance from the holder of Note C to the Borrowers in an amount not to exceed the lesser of
(a) Seven Million Five Hundred Thousand Dollars ($7,500,000.00); (b) an amount such that the resulting Loan to Value Ratio will be less than or equal to 75%, or (c) an amount such that the resulting projected Debt Service Coverage Ratio for the twelve month period commencing on November 1, 2006, as determined by Lender, will not be less than 1.25:1.00 (the "Note C Advance"). The holder of Note C shall have no obligation to make a requested Note C Advance and any decision to consider or make such a Note C Advance shall be in the Note C holder's sole and absolute discretion.

                  (ii) Event of Default; No Waiver; Additional Conditions. The making of any Note C Advance by Lender at the time when a default or Event of Default has occurred and is then continuing shall not be deemed a waiver or cure by Lender of that default or Event of Default, nor shall Lender's rights and remedies by prejudiced in any manner thereby. In addition to conditions set forth above in this Section 2.1(B), and any other condition that the Note C holder might require in connection with a possible Note C Advance, the Borrowers shall satisfy customary conditions that are standard for prudent, institutional commercial mortgage lenders prior to any Note C Advance, including, without limitation amending the Loan Documents to reflect the Note C Advance; the delivery of a title insurance policy or endorsement with respect to such advance; insuring the lien of the Mortgage subject only to Permitted Encumbrances; delivery of necessary legal opinions and financial information regarding the Borrowers, Guarantors and Premises; if required by any Rating Agency(ies) associated with a Securitization Transaction, evidence in writing from the applicable Rating Agencies to the effect that such Note C Advance will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such defeasance issued in connection with the applicable Securitization Transaction; execution and delivery of such other documents, instruments and agreement as may be requested by the Note C holder and/or Lender, in its sole and absolute discretion; and payment for all of Lender's costs and expenses in connection with such advance. Any amounts advanced pursuant to the Note C Advance and repaid cannot be re-borrowed.

                  (iii) Separate Contract for Note C Advances. The Note C holder's obligations to perform in accordance with this Section 2.1(B) and, if agreed to by the Note C holder (in its sole and absolute discretion) to make any Note C Advance in accordance with the terms and provisions of this Agreement are an independent contract made by Note C holder to the Borrowers separate and apart from any other obligation of the Note A holder, the Note B

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holder, and/or Lender to the Borrowers under the other provisions of this
Agreement and the other Loan Documents. The obligations of the Borrowers, under this Agreement and the other Loan Documents shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Borrowers, or any other party, against the Note A holder, the Note B holder, and/or Lender by reason of the Note C Holder's failure to perform its obligations, if any, under this Section 2.1(B). Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, neither the holder of Note A nor the holder of Note B shall have any obligation or liabilities hereunder with respect to the provisions of this Section 2.1(B).

            (C) The Notes and Other Loan Documents. The Loan shall be evidenced by the Notes (made, in the aggregate, in the Loan Amount) and evidenced or secured by the other Loan Documents executed and delivered in connection with the Loan. Each of the Notes shall bear interest as provided in each such Note, and shall be subject to the payment of interest and the repayment and prepayment of the Indebtedness as provided for herein. Each of the Notes shall be entitled to the benefits of this Agreement and shall be secured by the Mortgage and the other Loan Documents given to further secure the Loan.

            (D) Early Release of the Premises.

                  (i) Collateral Release Requirements. At any time from and after the Lockout Date and provided no Event of Default has occurred and is continuing, the Borrowers may obtain a Collateral Release upon satisfaction of the following conditions precedent: (a) the Borrowers shall have provided Lender with not less than thirty (30) days and not more than sixty (60) days prior written Notice specifying the date which shall be a date upon which a scheduled debt service payment installment is due (the "Release Date") on which the Collateral Release is to be made; (b) the Borrowers shall have paid to Lender all interest accrued and unpaid on the principal balance of Note A, Note B and Note C to and including the Release Date; (c) the Borrowers shall have paid to Lender all other Indebtedness due and payable under the Loan Documents through and including the Release Date; (d) the Borrowers shall have paid to Lender the Collateral Release Deposit (hereinafter defined); and (e) the Borrowers shall have delivered to Lender the following:

                      (1) a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Collateral Release Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of the Borrowers with the Collateral Release Deposit in accordance with this
Section 2.1(D) (the "Pledge Agreement"), which Pledge Agreement shall provide, among other things, that any excess payments of principal and interest received by Lender under the U.S. Obligations over the amount needed to make payments of principal, interest, all other Indebtedness and other sums due from the Borrowers under the Notes shall be refunded to the Borrowers;

                      (2) a release of the Premises from the lien of the Mortgage (for execution by Lender) in a form satisfactory to Lender and appropriate for the jurisdiction in which the Premises is located;

                      (3) an officer's certificate of the Borrowers certifying that the requirements set forth in this Section 2.1(D) have been satisfied;

                      (4) an opinion of counsel for the Borrowers in form satisfactory to Lender stating that: (i) the Successor Borrower (as hereinafter defined) has been duly formed and is authorized to enter into and has properly executed the Pledge Agreement; and (ii) Lender has a perfected first priority security interest in the Collateral Release Deposit and the U.S. Obligations purchased by Lender on behalf of the Borrowers;

                      (5) if required by any rating agency(s) associated with a Securitization Transaction, evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such defeasance issued in connection with the applicable Securitization Transaction;

                      (6) an independent accountant's mathematical verification report in form and substance reasonably acceptable to Lender;

                      (7) such other certificates, documents or instruments as a prudent, institutional, commercial lender may reasonably request, and;

                      (8) a reasonable fee for the handling and processing of the Collateral Release.

                  (ii) Lender as Agent/Attorney-in-Fact. the Borrowers hereby appoint Lender as their agent and attorney-in-fact for the purpose of using the Collateral Release Deposit to purchase U.S. Obligations which provide payments which are (a) payable on or prior to, but as close as possible to, all successive scheduled dates upon which principal and interest are due and payable under each of Note A, Note B, and Note C after the Release Date to and including the Maturity Date and (b) in amounts necessary to meet the scheduled payments of principal and interest due under each of Note A, Note B, and Note C on such dates (the "Scheduled Collateral Release Payments"). The Borrowers, pursuant to the Pledge Agreement or other appropriate documents, shall authorize and direct that the payments received from the U.S. Obligations be made directly to Lender and applied to satisfy the obligations of the Borrowers under each of the Notes.

                  (iii) Successor Borrower Requirements. Upon compliance with the requirements of this Section 2.1(D), the Premises shall be released from the lien of the Mortgage and the pledged Collateral Release Deposit and the U.S. Obligations purchased therewith shall be the sole source of collateral securing Note A, Note B, and Note C. In connection with such release, Lender, or its designee, shall establish or designate a successor entity (the "Successor Borrower") and the Borrowers shall transfer and assign all obligations, rights and duties under and to the Notes together with the pledged Collateral Release Deposit and/or U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations of the Borrowers under the Notes and the Pledge Agreement and the Borrowers shall be relieved of their obligations thereunder. The Borrowers shall pay $1,000 to any such Successor Borrower on the Release Date as consideration for assuming the obligations under the Notes and the Pledge Agreement. Notwithstanding anything in the Loan Documents to the contrary, no other assumption fee shall be payable upon a transfer of the Notes in accordance with this Section 2.1(D)(iii), but the Borrowers shall pay the fee set forth in item (8) of this Section 2.1(D) above and all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, incurred in connection with this Section 2.1(D). Following the delivery of the Collateral Release Deposit to Lender, the Borrowers shall not have any right to prepay any of the Notes.

                  (iv) Make Whole Premium. In the event an Event of Default and acceleration occur, the Borrowers shall pay to Lender a "Make Whole Premium." The Make Whole Premium (for the Loan, or for each of the Notes, as applicable) shall be an amount equal to the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (l)-(3) below:

                      (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue* ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield). * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as each of the Notes.

                      (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with Note A and/or Note B and/or Note C, as applicable (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the aforementioned application of proceeds, the Present Value of the Loan shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment.

                      (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

Notwithstanding anything in this Section 2.1(D)(iv) to the contrary, during the period commencing after July 1, 2014 and ending on the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above. The amount of any Make Whole Premium received from the Borrowers shall be applied by Lender in respect of Note A, Note B, and Note C, pro rata based on the principal amount of Note A, Note B or Note C prepaid (as applicable); provided, however, that upon the occurrence of an Event of Default or any monetary default under the Loan Documents, such Make Whole Premium shall be applied in accordance with Section
2.1 (G) hereof.

                      (v) Additional Defined Terms. For purposes hereof, the following terms shall have the following meanings:

                        (a) The term "Collateral Release Deposit" shall mean an amount equal to the sum of (1) the amount which will be sufficient to purchase U.S. Obligations necessary to meet the Scheduled Collateral Release Payments and
(2) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Notes or otherwise required to accomplish the agreements of this Section 2.1(D), all fees, costs and expenses incurred or to be incurred by Lender in the purchase of such U.S. Obligations and the assumption payments referred to above;

                        (b) The term "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

                 (E)  Loan Prepayment.

                      (i) The Borrowers shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of any of Note A, Note B, or Note C until after July 1, 2014, provided that if there is no Event of Default, the aggregate principal balance of the Notes may be prepaid, at par, in whole but not in part, upon not less than thirty (30) days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur only on a date that monthly debt service is otherwise due and payable unless the Borrowers pay to Lender all interest that would have accrued for the entire month in which Note A, Note B, and Note C are all prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, (a) the Borrowers shall make the scheduled monthly payment in accordance with the terms of the Notes, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the aggregate outstanding principal balance of the Notes to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Notes unless it is accompanied by all sums due in connection therewith.

            (F) Application of Principal .and Interest Prior to an Event of Default. Notwithstanding anything to the contrary contained herein or in any other Loan Document, but subject nevertheless to Section 2.1(G) hereof, at all times prior to the occurrence of an Event of Default and provided that no monetary default under the Loan Documents exists:

                      (i) all scheduled and unscheduled payments of principal (including, without limitation, the principal portion of the amount of any prepayments) on the Loan received from or on behalf of the Borrowers shall be applied by Lender to the payment of principal on Note A, Note B, and Note C pro rata (not to exceed the unpaid principal balance of Note A, Note B, or Note C, as applicable), in accordance with the applicable Pro Rata Share of principal allocable to Note A, Note B, and Note C;

                      (ii) all payments in respect of accrued and unpaid interest on the Loan (including, without limitation, the interest portion of the amount of any prepayments) received from or on behalf of the Borrowers shall be applied by Lender pro rata to (x) the payment of all accrued and unpaid interest on the outstanding principal amount of Note A at the then-applicable rate of interest set forth in Note A, (y) the payment of all accrued and unpaid interest on the outstanding principal amount of Note B at the then-applicable rate of interest set forth in Note B, and (z) the payment of all accrued and unpaid interest on the outstanding principal amount of Note C at the then-applicable rate of interest set forth in Note C;

                      (iii) all amounts other than the amounts described in clauses (i) and (ii) of this Section 2.1(F) shall be applied by Lender to Note A, Note B, and Note C, in each case, in accordance with the terms and provisions of this Agreement and the other Loan Documents, or otherwise in the sole and absolute discretion of Lender.

            (G) Application of Amounts Following an Event Of Default.

                      (i) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default or monetary default, Lender shall be entitled (but shall not be required) to apply (1) all payments in respect of accrued and unpaid interest (including, without limitation, the interest portion of the amount of any prepayment and any interest at the Default Rate) on the Loan, (2) Late Charges in respect of the Loan, (3) all scheduled and unscheduled payments of principal (including, without limitation, the principal portion of the amount of any prepayments) on the Loan, (4) any Make Whole Premium received in connection with a prepayment of the Loan, (5) Rents and (6) any other amounts of any nature received from the Borrowers in respect of the Loan ("Default Collections") to Note A and/or Note B and/or Note C, and/or any other Indebtedness, in any order determined by Lender in Lender's sole and absolute discretion.

                      (ii) Each of the Borrowers acknowledges and agrees that, not in limitation of Lender's rights and remedies set forth in Section 2.1
(G)(i), (1) Lender may apply Default Collections to (among other things) the outstanding principal amount of Note A first and fully, prior to application of any such amounts to the outstanding principal amounts of Note B and Note C, and may apply Default Collections to (among other things) the outstanding principal amount of Note B. fully, prior to application of any such amounts to the outstanding principal amount of Note C, (2) each such application of Default Collections may result in (among other things) an increase in the weighted average interest rate of Note A, Note B and Note C (as a collective whole) from the weighted average interest rate of Note A, Note B and Note C (as a collective whole) in effect immediately prior to such application of Default Collections and (3) subject to the limitations in Section 6 of the Notes, the Borrowers shall be responsible for payment of all such increases in the weighted average interest rate of Note A, Note B and Note C (as a collective whole).

            (H) Mezzanine Financing. In the event that the Borrowers request the Note C Advance as provided for in Section 2.1(B) hereof, and the Note C Holder declines to make such Note C Advance or the Note C holder and the Borrowers cannot mutually agree upon the term and conditions for such Note C Advance, Lender shall permit the Borrowers to obtain mezzanine financing ("Mezzanine Financing") provided, that, all the following terms and conditions are satisfied:

                      (i) no Event of Default shall have occurred and be continuing;

                      (ii) Lender shall have received at least thirty (30) days and no more than ninety (90) days prior written notice;

                      (iii) if the interest rate on the Mezzanine Financing shall be a floating rate, the borrower under such Mezzanine Financing is required to enter into and maintain during the term of the Mezzanine Financing an interest rate cap agreement;

                      (iv) the term of the Mezzanine Financing (including any extension options) shall be co-terminus with the term of the Loan;

                      (v) the borrower of such Mezzanine Financing may not be any of the same Borrowers hereunder;

                      (vi) the Loan to Value Ratio (taking into account the Mezzanine Financing) for the twelve month period commencing on November 1, 2006, as determined by Lender at the time of the funding of such Mezzanine Financing, shall not exceed 75% provided that in no case shall the principal amount of the Mezzanine Financing (including but not limited to all earn-outs or other advances) exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00);

                      (vii) the Debt Service Coverage Ratio (taking into account the Mezzanine Financing) for the twelve month period commencing on November 1, 2006, as determined by Lender, shall be greater than or equal to 1.25:1.00;

                      (viii) such Mezzanine Financing shall be secured by only a pledge of direct or indirect ownership interest in each of the Borrowers and in any such case such Mezzanine Financing shall not encumber nor result in any lien or charge upon or against the Premises or the Rents;

                      (ix) the mezzanine lender shall (a) be a Qualified Institutional Lender and shall be approved by Lender with such approval not to be unreasonably withheld, (b) represent and warrant to Lender that, as of the date of the funding of the Mezzanine Financing, it is solvent and not involved in any voluntary or involuntary action or proceeding as debtor under any applicable federal bankruptcy law, or any similar federal or state law, and (c) agree in the Mezzanine Intercreditor Agreement (defined below) that any subsequent transfer of the Mezzanine Financing shall be to a Qualified Institutional Lender;

                      (x) the loan documents evidencing the Mezzanine Financing shall be approved by Lender with such approval not be unreasonable withheld;

                      (xi) the mezzanine lender shall enter into a intercreditor agreement with Lender (the "Mezzanine Intercreditor Agreement") in form and substance reasonably acceptable to Lender and the Rating Agencies;

                      (xii) the Borrowers may not assume or guarantee the Mezzanine Financing;

                      (xiii) at Lender's option, if required by any Rating Agency(ies) associated with a Securitization Transaction, evidence in writing from the applicable Rating Agencies to the effect that such Mezzanine Financing will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to obtaining such Mezzanine Financing issued in connection with the applicable Securitization Transaction;

                      (xiv) the Borrowers shall pay or cause to be paid to Lender a fee in the amount of $10,000.00 for the handling and processing of such Mezzanine Financing and shall reimburse Lender for all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation reasonable attorneys' fees and disbursements) in connection with the request for such Mezzanine Financing and the Borrowers shall pay or cause to be paid to Lender any title premiums, recording charges, filing fees, taxes or other expenses payable in connection with the Mezzanine Financing, as applicable;

                      (xv) the Borrowers shall deliver or cause to be delivered to Lender, at the Borrowers' sole cost and expense, revised and/or up-dated versions of the opinions of counsel given in connection with the closing of the Loan (including without limitation, a new non-consolidation opinion) acceptable to Lender reflecting the Mezzanine Financing;

                      (xvi) the Borrowers shall provide or cause to be provided to Lender, at Borrowers' sole cost and expense, satisfactory UCC searches, together with tax lien, bankruptcy, judgment and litigation searches with respect to the Premises and the Borrowers in the state of Illinois and in the jurisdiction where each of the Borrowers are formed and where each of the Borrowers have their principal place of business;

                      (xvii) the Borrowers shall deliver or cause to be delivered such amendments or modifications to the Loan Documents as may be required by Lender or the

Rating Agencies, including without limitation, an amendment to the Collection Account Agreement;

                      (xviii) the Borrowers shall deliver or cause to be delivered to Lender an officers' certificate certifying that the requirements set forth in this Section 2.1(H) have been satisfied;

                      (xix) the right to obtain such Mezzanine Financing is personal to the Borrowers, as a collective whole, and may not be exercised by any successors or assigns or individual Interest Owners; and

                      (xx) the Mezzanine Financing shall have closed and be fully funded on or before January 1, 2007.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      In order to induce Lender to make the Loan to the Borrowers and in consideration of Lender's reliance thereon, the Borrowers hereby represent, warrant and covenant, as follows:

            Section 3.1. Representations, Warranties and Covenants Relating to Borrowers.

            (A)   Organization.

                  (i) Each of the Borrowers is and, until the Indebtedness is paid in full, will continue to (a) be a duly organized and validly existing Entity in good standing under the laws of the state of its formation, (b) if applicable, be duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the Premises or any of the other Collateral makes such qualification necessary or desirable, (c) have the requisite Entity power and authority to carry on its business as now being conducted, (d) have the requisite Entity power to execute, deliver and perform its obligations under the Loan Documents and Environmental Indemnity, and (e) comply with the provisions of all of its organizational documents and the Legal Requirements of the state of its formation.

                  (ii) Each of the Borrowers, at all times since its formation has been and until the Indebtedness is paid in full, will continue to be a Single-Purpose Entity.

                  (iii) The SPE Equity Owner, if any, is and, until the Indebtedness is paid in full, will continue to (a) be a duly organized and validly existing Entity in good standing under the laws of the state of its formation, (b) be duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the Premises or any of the Collateral makes such qualification necessary or desirable, (c) have the requisite Entity power and authority to carry on its business as now being conducted, (d) have the requisite Entity power to execute, deliver and perform its obligations under the Loan Documents and Environmental Indemnity, and (e) comply with the provisions of all of its organizational documents and the Legal Requirements of the state of its formation.

            (B) Authorization. The execution, delivery and performance of the Loan Documents and Environmental Indemnity and the borrowing evidenced by the Notes (i) are within the applicable powers of each of the Borrowers and each other party to the Loan Documents and Environmental Indemnity (other than Lender); (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any provision of law, any order or judgment of any court or Governmental Authority, the articles of incorporation, by-laws, partnership, operating or trust agreement, or other governing instrument of the Borrowers or any other party to the Loan Documents or the Environmental Indemnity (other than Lender), or any indenture, agreement or other instrument to which any of the Borrowers or any other party to the Loan Documents and Environmental Indemnity (other than Lender) is a party or by which each such party or any of their respective assets or the Premises is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of such party's assets, except the liens and security interests created by the Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority or other body (except for the recordation of the Mortgage and any other Loan Document intended to be recorded in the appropriate land records in the State and except for UCC filings relating to the security interest created hereby).

            (C) Enforceability. The Loan Documents and Environmental Indemnity constitute the legal, valid and binding obligations of each of the Borrowers and the other parties to the Loan Documents and Environmental Indemnity (other than Lender), enforceable against each such party in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). Such Loan Documents and Environmental Indemnity are, as of the date hereof, not subject to any right of rescission, set-off, counterclaim or defense by any of the Borrowers or any other party to the Loan Documents and Environmental Indemnity (other than Lender), including the defense of usury, nor will the operation of any of the terms of any of the Notes, the Mortgage, or such other Loan Documents and Environmental Indemnity, or the exercise of any right thereunder, render the Mortgage unenforceable against any of the Borrowers, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by any of the Borrowers, including the defense of usury, and none of the Borrowers nor any other party to the Loan Documents and Environmental Indemnity (other than Lender) have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            (D) Financial Condition. (i) Each of the Borrowers and the SPE Equity Owner, if any, are each solvent and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to any of the Borrowers or the SPE Equity Owner, if any, has been initiated, (ii) no Borrower has entered into this Loan transaction with the intent to hinder, delay or defraud any creditor, (iii) each of the Borrowers has received reasonably equivalent value for the making of the Loan and (iv) no Borrower has any known contingent liabilities except as may be created by execution of the Loan Documents or Environmental Indemnity, as applicable.

            (E) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending and served or, to the knowledge of any of the Borrowers, threatened against any of the Borrowers or the Premises or the SPE Equity Owner, if any, that would have a Material Adverse Effect.

            (F) Not Foreign Person. No Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form (the "Code").

            (G) ERISA. As of the date hereof and until the Indebtedness is paid in full: (i) no Borrower is or will be an "employee benefit plan" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, (ii) no assets of any of the Borrowers constitute or will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA, (iii) none of the Borrowers is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, (iv) transactions by or with any of the Borrowers are not and will not be subject to state statutes applicable to the Borrowers regulating investments of and fiduciary obligations with respect to governmental plans, (v) each of the Borrowers have made and will continue to make all required contributions to all employee benefit plans, if any, established for or on behalf of any of the Borrowers or to which any of the Borrowers is required to contribute (vi) each of the Borrowers have and will continue to administer each such plan, if any, in accordance with its terms and the applicable provisions of ERISA and any other federal or state law; and (vii) none of the Borrowers have or will permit any liability under Sections 4201, 4243, 4062 or 4069 of Title IV of ERISA or taxes or penalties relating to any employee benefit plan or multi-employer plan to become delinquent or assessed, respectively, which would have a Material Adverse Effect.

            (H) Investment Company Act; Public Utility Holding Company Act. No Borrower is and, until the Indebtedness is paid in full, no Borrower will be (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (I) Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. No Borrower is in default in any respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which such Borrower or the Premises is bound.

            (J) Location of Chief Executive Offices and Borrowers' Trade Names. The location of each of the Borrower's principal place of business and chief executive office is 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, and no Borrower has any other place of business. No Borrower conducts its business "also known as", "doing business as" or under any other name. No Borrower shall change its principal place of business or chief executive office or conduct its business under any other name, without first notifying Lender in writing at least thirty (30) days prior to any such change.

            (K) No Defaults. No default or Event of Default exists under or with respect to any Loan Documents.

            (L) Labor Matters. No Borrower is a party to any collective bargaining agreements.

            (M) Intellectual Property. All trademarks, trade names and service marks that any of the Borrowers owns or has pending, if any, or under which any of the Borrowers is licensed, if any, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of any of the Borrowers as presently conducted or as any of the Borrowers contemplates conducting its business. To the best of the Borrowers' knowledge, no Borrower has infringed, is infringing, or has received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To the Borrowers' knowledge, there is no infringement by others of trademarks, trade names and service marks of any of the Borrowers.

            Section 3.2. Representations, Warranties and Covenants Relating to The Premises.

            (A) Title Issues.

                (i) The Borrowers own good, indefeasible, marketable and insurable fee simple title to the Premises (or tenant-in-common interest therein), free and clear of all liens, other than the Permitted Encumbrances applicable to the Premises, and until the Indebtedness is paid in full the Borrowers shall not permit any liens (other than the Permitted Encumbrances, any title matters or exceptions approved in writing by Lender subsequent to the date hereof, taxes which are not yet due or delinquent, or any lien that is contested by the Borrowers in accordance with and subject to paragraph 1(e) of the Mortgage) to attach to the Premises. The Borrowers have the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. There are not now, and until the Indebtedness is paid in full, there will not be any outstanding options or agreements to purchase or rights of first refusal affecting the Premises[, except those explicitly set forth in the current Leases for the Premises relating solely to the rights of the applicable tenants to lease additional space in the Premises. The Permitted Encumbrances do not and, until the Indebtedness is paid in full, will not materially and adversely affect
(a) the ability of the Borrowers
to pay in full all sums due under all of the Notes or any of its other obligations in a timely manner (b) the use of the Premises for the use currently being made thereof, the operation of the Premises as currently being operated or the value of the Premises, or (c) the value or marketability of the Premises.

                  (ii) No Taking has been commenced or, to the Borrowers' knowledge, is contemplated with respect to all or any portion of the Premises or for the relocation of roadways providing access to the Premises.

                  (iii) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. The Borrowers have paid in full for, and are the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Premises, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by the Loan Documents securing the Loan.

                  (iv) The Premises is and, until the indebtedness is paid in full, will be assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is and, until the Indebtedness is paid in full, will be assessed and taxed together with the Premises or any portion thereof.

                  (v) Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of the Borrowers, proposed special or other assessments for public improvements or otherwise affecting the Premises, nor, to the knowledge of the Borrowers, are there any contemplated improvements to the Premises that may result in such special or other assessments and until the Indebtedness is paid in full, the Borrowers shall not permit any taxes, assessments, fees, water, sewer or other charges by Governmental Authorities relating to the Premises to become delinquent.

                  (vi) The Mortgage creates a valid and enforceable first mortgage lien on the Premises as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances, any title matters or exceptions approved in writing by Lender subsequent to the date hereof, and taxes which are not yet due or delinquent. Each Loan Document securing the Loan establishes and creates a valid, effective, and enforceable lien on and a security interest in, or claim to, the rights and property described therein. All personal property and fixtures covered by each such Loan Document are subject to a UCC financing statement filed and/or recorded, as appropriate, or irrevocably delivered to an authorized agent of the company issuing the Title Insurance Policy for such recordation or filing in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of each such Loan Document to the extent governed by the UCC.

            (B)   Status of the Premises.

                  (i) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency or any successor thereto as an area having special flood or seismic hazards, or, if now or hereafter located within any such area, Borrower has obtained and will maintain the applicable flood hazard and/or earthquake insurance prescribed in the Mortgage.

                  (ii) The Borrowers have obtained and, until the Indebtedness is paid in full, will maintain all necessary certificates, licenses, permits and other approvals, governmental and otherwise, necessary for the operation of the Premises; and the conduct of their business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are and, until the Indebtedness is paid in full, will remain in full force and effect and not subject to revocation, suspension, forfeiture or modification.

                  (iii) As of the date hereof, and until the Indebtedness is paid in full: (a) the Premises and the present and contemplated use, occupancy, operation and construction thereof are and will remain in full compliance with all covenants and restrictions and all applicable licenses, permits and other approvals and all zoning ordinances, building codes, land use and environmental laws and other similar laws, (b) none of the Improvements lie or will lie outside of the boundaries of the Land or the applicable building restriction lines to the extent that such would have a Material Adverse Effect, and (c) no improvements on adjoining properties materially encroach upon the Land.

                  (iv) The Premises is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Premises has accepted or is equipped to accept such utility service. The Premises is served by public water and sewer systems. All of the foregoing utilities are located in the public right-of-way abutting the Premises, and all such utilities are connected so as to serve the Premises either (a) without passing over other property or, (b) if such utilities pass over other property, they do so pursuant to valid easements.

                  (v) All public roads and streets necessary for service of and access to the Premises for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                  (vi) The Premises is free from (a) damage caused by fire or other casualty; and (b) material structural defects; and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear.

                  (vii) Any and all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Legal Requirements.

            (C)   Status of the Leases and Rents.

                  (i) No Prior Assignment. As of the date hereof, (i) Lender is the assignee of the Borrowers' interest under the Leases, and (ii) there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                  (ii) Security Deposits. As of the date hereof, the Borrowers are in compliance with all applicable Legal Requirements relating to all Security Deposits.

                  (iii) Leases. (a) the Borrowers are the sole owners of the entire lessor's interest in the Leases; (b) the Leases are the valid, binding and enforceable obligations of the Borrowers and, to the best of each Borrower's knowledge, the applicable tenant or lessee thereunder; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender, (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated other than to Lender; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exists no offset or defense to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision; and (i) no Person has any possessory interest in, or right to occupy the Premises, except under and pursuant to a Lease; and (j) all leasing broker fees and commissions payable by the Borrowers with respect to the Lease(s) have been paid in full, in cash or other form of immediately available funds.

            (D)   Tenancy in Common:

                  (i) The TIC Agreement is in full force and effect and there are no defaults under such agreement, nor have events occurred that with the passage of time, the giving of notice or both would result in such a default;

                  (ii) No Borrower has filed (nor intends to file) an action to partition ownership of the Premises nor has any Borrower exercised or attempted to exercise the buy/sell procedures set forth in Section 10 of the TIC Agreement nor has the Property Manager nor any Affiliate of the Property Manager exercised or attempted to exercise the purchase option described in Section 11 of the TIC Agreement.

            Section 3.3 Full and Accurate Disclosure. No statement of fact made by or on behalf of the Borrowers in the Loan Documents, the Environmental Indemnity or in any other document or certificate delivered to Lender by the Borrowers contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Borrowers which has not been disclosed to Lender which will have a Material Adverse Effect, nor as far as the Borrowers can foresee, might have a Material Adverse Effect.

            Section 3.4. Survival of Representations and Warranties. The Borrowers agree that (A) all of the representations and warranties of the Borrowers set forth in this Agreement, in the other Loan Documents and Environmental Indemnity delivered as of the date hereof are made as of the date hereof (except as expressly otherwise provided) and (B) all representations, warranties and covenants made by the Borrowers shall survive the delivery of each of Note A, Note B, and Note C, and continue for so long as any Indebtedness remains owing, provided, however, that the representations and warranties set forth in the Environmental Indemnity shall survive in perpetuity and shall not be subject to the limitation of liability provisions set forth in Section 6.16 of this Agreement. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                   ARTICLE IV
                             DEFAULTS AND REMEDIES

            Section 4.1. Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against the Borrowers under this Agreement, Note A, Note B, Note C, the Mortgage or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time, without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Premises or all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                                   ARTICLE V
                               SPECIAL PROVISIONS

            Section 5.1. Financial Reporting. Each of the Borrowers shall keep adequate books and records of account in accordance with generally accepted accounting principles or in accordance with other methods of accounting acceptable to Lender in its sole discretion, consistently applied ("Approved Accounting Method") and shall furnish to Lender the following, which shall be prepared, dated and certified by the Borrowers' Authorized Representative as true, correct and complete in the form required by Lender, unless otherwise specified below:

            (A) (i) Within ninety (90) days after the end of each fiscal year for the Borrowers, detailed financial reports covering the full and complete operation of the Premises, prepared in accordance with the Approved Accounting Method, including, without limitation, income and expense statements, all prepared by an independent certified public accountant reasonably acceptable to Lender, and within ninety (90) days after the end of each fiscal year for each Guarantor, a fiscal year end balance sheet and income statement for each Guarantor, prepared in accordance with the Approved Accounting Method, by an independent certified public accountant reasonably acceptable to Lender, and (ii) within 120 days after the end of each calendar year, a copy of each of the Borrower's and the Guarantor's signed federal income tax return for the immediately preceding calendar year; provided, however, that if a Borrower is treated as a so-called "disregarded entity" for tax purposes and does not file its own tax returns, such Borrower shall not be required to deliver a federal income tax return to Lender as required hereunder;

            (B) Within thirty (30) days after the end of each fiscal quarter of the Borrowers, a detailed rent roll, certified as true, correct and complete by Borrowers' Authorized Representative, of the leasing status of the Premises as of the end of such quarter identifying the lessee (and assignee, subtenants and licensees, if any) and location of demised premises; square footage leased; base and additional rental amounts including any increases; rental concessions, allowances, abatements and/or rental deferments; pass-through amounts; purchase options; commencement and expiration dates; early termination dates; renewal options and annual renewal rents; total net rentable area of the Premises; the existence of any affiliation between any Borrower and tenant; a detailed listing of tenant defaults;

            (C) Within thirty (30) days after the end of each fiscal quarter of the Borrowers, the reports described in Section 5.1 (A) above, prepared on both a quarterly and year-to-date basis. Said reports may be internally prepared by the Borrowers;

            (D) Within fifteen (15) days following Lender's request, (i) a detailed annual budget and operating plan for the current fiscal year, in form and content reasonably acceptable to Lender, to include, without limitation, a comparison showing corresponding information for the Borrowers' preceding fiscal year; (ii) detailed annual operating statements for the Premises and detailed annual financial reports for each of the Guarantors for the immediately preceding fiscal year; and (iii) an aged accounts receivable report;

            (E) At any time prior to a Securitization Transaction, within ten
(10) days following Lender's request, (i) a detailed rent roll certified by Borrowers' Authorized Representative as true, correct and complete and (ii) a statement of monthly income amounts for the Premises, in each case, for each of the twelve months preceding such request; and

            (F) Such other financial statements, and such other information and reports as may, from time to time, be reasonably required by Lender.

            Section 5.2. Reserves and Cash Management.

            (A) Tax and Insurance Escrows. The Borrowers shall deposit with and pay to Lender, on the Closing Date $429,871.89 with respect to estimated taxes and assessments assess or levied against the Premises and $85,474.11 with respect to insurance premiums and on each payment date specified in each of Note A, Note B, and Note C, sums calculated by Lender for payment of: (i) the estimated taxes and assessments assessed or levied against the Premises and (ii) the estimated premiums for insurance required by the Loan Documents (collectively, the "Tax and Insurance Escrows"). Lender shall use the Tax and Insurance Escrows to pay the taxes, assessments and premiums when the same become due. The Borrowers agree they are liable for any taxes, assessments and/or insurance premiums identified as being paid for by the Borrowers on Lender's written Tax and Insurance Escrow analysis previously provided to the Borrowers and the Borrowers agree to make any such payments when the same become due. The Borrowers shall procure and deliver to Lender, in advance, statements for such charges. Absent an Event of Default, if the total payments made by the Borrowers under this Section exceed the amount of payments actually made by Lender for taxes, assessments and insurance premiums, such excess shall be credited by Lender on subsequent deposits to be made by the Borrowers. If, however, the Tax and Insurance Escrows are insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Borrower will pay to Lender any amount necessary to make up the deficiency, within three (3) business days after Lender has notified the Borrowers of such deficiency, but in all events prior to the date when payment of such taxes, assessments and insurance premiums shall be delinquent. If at any time the Borrowers shall tender to Lender, in accordance with the provisions of Note A, Note B, Note C, and the other Loan Documents, full payment of the entire Indebtedness, Lender shall, in computing the amount of such Indebtedness, credit to the account of the Borrowers any balance remaining in the Tax and Insurance Escrows. If there is an Event of Default resulting in a public sale of the Premises, or if Lender otherwise acquires the Premises after an Event of Default, Lender shall apply, at the time of commencement of such proceedings, or at the time the Premises is otherwise acquired, the then remaining balance in the Tax and Insurance Escrows as a credit toward any delinquent or accrued taxes and then, in such priority as Lender elects, to the other Indebtedness.

            Any funds held under this Section 5.2(A) shall not constitute any deposit or account of the Borrowers or moneys to which the Borrowers are entitled upon demand, or upon the mere passage of time, or sums to which the Borrowers are entitled to any interest or crediting of interest by virtue of Lender's mere possession of such deposit. Lender shall not be required to segregate such deposits and may hold such deposits in its general account or any other account and may commingle such deposits with any other moneys of Lender or moneys which Lender is holding on behalf of any other person or entity.

            (B) Property Reserves. The Borrowers shall deposit with Lender certain funds to be held by Lender as required by and in accordance with the provisions of the Property Reserves Agreement (collectively, the "Property Reserves").

            (C) The Borrowers acknowledge that they have opened a trust account (the "Collection Account") at the Collection Account Bank, in the name of Lender, as described in the Collection Account Agreement. Borrower agrees to cause the Collection Account to be operated and maintained as required by and in accordance with the provisions of the Collection Account Agreement, which provisions are incorporated herein by reference. In consideration of the establishment of and Lender's continued administration and handling of the accounts established under the Collection Account Agreement, the Borrowers hereby agree that Lender shall be paid the following non-refundable fees: (i) a one-time Five Hundred and 00/100 Dollar ($500.00) fee for establishing the Collection Account Agreement, which Lender hereby acknowledges receipt of same; and (ii) a monthly fee of Twenty-five and 00/100 Dollars ($25.00) for Lender's continued administration and handling of the Collection Account Agreement, which Lender shall deduct from any funds received by Lender from the Collection Account.

            Section 5.3 Security Agreement.

            (A) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrowers hereby assign, convey, pledge and transfer to Lender and grant to Lender a first and continuing lien on and security interest in and to all of Borrowers' right, title and interest in (i) the Tax and Insurance Escrows; (ii) the Property Reserves, if any; (iii) all funds from time to time deposited or held in any of the foregoing, all investments made with respect thereto and all interest, if any, earned thereon;
(iv) all other amounts required under the Loan Documents to be deposited with and/or held by Lender, including but not limited to insurance proceeds and proceeds payable to the Borrowers pursuant to a Taking; (v) the Collection Account and all amounts on deposit therein; and (vi) to the extent not covered by the foregoing clauses, all products and proceeds of any or all of the foregoing (collectively, the "Account Collateral"). The Borrowers agree that the Account Collateral shall not constitute any deposit or account of the Borrowers or moneys to which the Borrowers are entitled upon demand, or upon the mere passage of time, or sums to which the Borrowers are entitled to any interest or crediting of interest by virtue of Lender's mere possession of such deposits. Lender shall not be required to segregate any Account Collateral and may hold such deposits in its general account or any other account and may commingle such deposits with any other moneys of Lender or moneys which Lender is holding on behalf of any other person or entity.

            (B) Lender Appointed Attorney-In-Fact. The Borrowers hereby irrevocably constitute and appoint Lender as Borrowers' true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence of an Event of Default to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Borrowers with respect to the Account Collateral, and do in the name, place and stead of the Borrowers, all such acts, things and deeds for and on behalf of and in the name of the Borrowers with respect to the Account Collateral, which the Borrowers could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in Lender's possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto, it being understood that so long as Lender exercises reasonable care, Lender shall not be liable or responsible for any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender's agents, employees or bailees.

            Section 5.4 Assignment and Assumption of the Loan. The Borrowers shall not Transfer all or any portion of the Premises (or their tenant-in-common interest therein) nor shall any of the Interest Owners Transfer all or any portion of their equity held in the Borrowers to another Person(s) except as may be expressly permitted in the Mortgage.

            Section 5.5 Transfer of Loan by Lender.

            (A) Lender may, at any time, sell, transfer or assign Note A and/or Note B and/or Note C, the other Loan Documents and the Environmental Indemnity, and/or interests in the other Loan Documents and the Environmental Indemnity related to Note A and/or Note B and/or Note C, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in one or more rated or unrated public offerings or private placement (each, as designated by Lender, a "Securitization Transaction"); including, without limitation, (i) allocate specific collateral given for the Loan as security for performance of Note A, and/or Note B, and/or Note C, and/or (ii) at Lender's option split Note A (or any portion thereof), and/or Note B (or any portion thereof), and/or Note C (or any portion thereof); provided, however, that the Borrowers shall not be required to execute and deliver any secured promissory note resulting from the splitting of a Note if the effect is to increase the Borrowers' payment obligations under such replacement Notes or change, in the aggregate, the Loan's amortization schedule or the amount of the final payment due and payable on the Maturity Date; and/or (iii) consolidate Note A (or any portion thereof) with Note B (or any portion thereof), and/or consolidate Note B (or any portion thereof) with Note C. Borrower agrees to cooperate with all requests of Lender to accomplish the foregoing, including, without limitation, execution and prompt delivery to Lender of modifications to the Loan Documents as Lender shall reasonably require. Borrower's failure to deliver any of the documents required by Lender hereunder for a period of ten (10) business days after such notice by Lender shall, at Lender's option, constitute an Event of Default hereunder. Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securitization Transaction or any Rating Agency (as hereinafter defined) rating such Securitization Transaction (collectively, the "Investor") and each prospective Investor and the advisor of each of the foregoing, all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness and to any of the Borrowers, any guarantor, if any and the Premises, whether furnished by the Borrowers, any guarantor, if any or otherwise, as Lender determines necessary or desirable.

            (B) The Borrowers agree that they shall cooperate with Lender and use Borrowers' reasonable efforts to facilitate the consummation of any Securitization Transaction, including, without limitation, by: (i) promptly and reasonably providing such information as may be requested in connection with the preparation of any documentation related to such Securitization Transaction;
(ii) providing within ten (10) days of Lender's request the reports described in
Section 5.1.(B) above and monthly income information for each of the preceding twelve (12) months; and (iii) permitting Lender, or its designees to inspect the Premises during normal business hours upon two (2) days' advance notice from Lender requesting same and to discuss with the Borrowers or its agents information and documentation with respect to the operation and management of the

Premises. Lender shall make reasonable efforts to ensure that the lessees' business operations are not disrupted.

            (C) Lender agrees that any costs and expenses incurred by Lender under this Section 5.5 shall be the responsibility of and paid for by Lender; provided, however, that the Borrowers agree to pay to Lender upon demand, all costs and expenses incurred by Lender (or by any trustee and servicers acting on Lender's behalf) under any the documents governing any Securitization Transaction in connection with an Event of Default, including, without limitation, all amounts in the nature of special servicing compensation and work-out fees and interest on property protective advances.

            Section 5.6 Insurance Requirements. The Borrowers shall at all times keep or cause to be kept in full force and effect the insurance required by the Mortgage.

            Section 5.7 Management of Premises. Notwithstanding anything to the contrary contained in the Management Agreement or the TIC Agreement, in the event that (a) an Event of Default has occurred; (b) Property Manager engages in any act of fraud, gross negligence or willful misconduct; (c) Property Manager is in default under the Management Agreement; (d) the Debt Service Coverage Ratio, as determined by Lender, at any time shall fall below 1.20:1.00 (provided, however, if the Borrowers fail to deliver to Lender, when due any financial reports required by Lender hereunder or under any of the Loan Documents in order to calculate the Debt Service Coverage Ratio, upon the occurrence of such failure, the Debt Service Coverage Ratio shall be deemed automatically to have fallen below 1.20:1.00); or (e) the Property Manager shall become insolvent, Lender shall have the right to terminate the Property Manager upon thirty (30) days prior written notice to the Property Manager and/or may otherwise direct the Borrowers to terminate the Management Agreement and replace the Property Manager with a management company acceptable to Lender. If a successor manager is required pursuant hereto, the Borrowers shall immediately seek to appoint a successor manager acceptable to Lender in Lender's reasonable discretion which successor manager shall be a reputable management company having at least seven (7) years' experience in the management of commercial properties with similar uses as the Premises and in the jurisdiction in which the Premises is located and shall not be paid management fees in excess of fees which are market fees in the surrounding geographic area.

            Section 5.8 Guarantor Financial Covenants. The Borrowers hereby acknowledge and agree that Triple Net Properties, LLC, in its capacity as a Guarantor, is required pursuant to the provisions of the guaranty it executed and delivered to Lender, on or about the date hereof, in connection with the Loan, to maintain certain financial covenants during the term of the Loan and in the event that such covenants are breached (and such breach remains uncured beyond all applicable cure periods set forth in such guaranty) such breach shall be an Event of Default hereunder and under the other Loan Documents. The provisions of the aforementioned guaranty are incorporated herein by reference, as if set forth in full herein.

            Section 5.9 Parking Requirements. As long as that certain lease agreement, dated on or about May 1, 2001, with the United States of America (via the General Services

Administration on behalf of the United States Secret Service), as amended, remains in effect and requires Borrowers to provide off-site parking, the Borrowers shall cause that certain parking agreement, dated on or about April 30, 2001, between Protected Parking Inc. and Borrowers' predecessor-in-interest, as may be amended from time to time, to remain in effect and shall not default in their obligations thereunder. The Borrowers may replace such parking lease with another parking lease acceptable to the GSA and reasonably acceptable to Lender.

                                   ARTICLE VI
                                  MISCELLANEOUS

            Section 6.1 No Liability of Lender. The Borrowers acknowledge and agree that Lender's acceptance or approval of any action of the Borrowers or any other matter requiring Lender's approval, satisfaction, acceptance or consent pursuant to this Agreement, the other Loan Documents or the Environmental Indemnity, including any report certificate, financial statement, appraisal or insurance policy, will not be deemed a warranty or representation by Lender of the sufficiency, legality, effectiveness or other import or effect of such matter.

            Section 6.2 No Third Parties Benefited. This Agreement is between and for the sole benefit of the Borrowers and Lender, and Lender's successors and assigns, and creates no rights whatsoever in favor of any other Person and no other Person will have any rights to rely hereon.

            Section 6.3 Time is of the Essence. Time is of the essence of each of the Borrowers' obligations under this Agreement. The waiver by Lender of any default or Event of Default under this Agreement will not be deemed a waiver of any subsequent default or Event of Default.

            Section 6.4 Binding Effect; No Borrower Assignment This Agreement will be binding upon and inure to the benefit of the Borrowers and Lender and their respective heirs, executors, administrators, successors and assigns, provided however the Borrowers may not assign its rights or interests in this Agreement without the prior consent of Lender, which may be withheld in Lender's discretion as provided in the Mortgage.

            Section 6.5 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts when taken together shall constitute but one agreement.

            Section 6.6 Integration; Amendments; Consents. This Agreement, together with the other Loan Documents and the Environmental Indemnity, constitutes the entire agreement of the parties with respect to the Loan, and supersedes any prior negotiations or agreements, and supersedes any loan application submitted by the Borrowers to Lender and any commitment letter for the Loan delivered by Lender to the Borrowers. No modification, extension, discharge, termination or waiver of any provision of this Agreement or the other Loan Documents will be effective unless in writing, signed by the Person against whom enforcement is sought, and will be effective only in the specific instance for which it is given.

            Section 6.7 Governing Law. The Loan will be deemed to have been made in the State, and this Agreement, the other Loan Documents and the Environmental Indemnity will be governed by and construed and enforced in accordance with the laws of the State without regard to the State's conflicts of laws principles. The Borrowers and Lender each unconditionally and irrevocably waives any right to assert that the law of any other jurisdiction governs this Agreement, the other Loan Documents, and the Environmental Indemnity.

            Section 6.8 Jurisdiction. The Borrowers irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, Note A, Note B, Note C, the Mortgage, the other Loan Documents and the Environmental Indemnity may be brought in a court of record in the State or in the Courts of the United States located in the State, (b) submits to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Borrower irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to the Borrowers at its address provided in the Mortgage. Nothing in this Section 6.8 will affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Borrower or Borrower's assets in the courts of any other jurisdiction.

            Section 6.9 Severability of Provisions. If a court of competent jurisdiction finds any provision of this Agreement, the other Loan Documents or the Environmental Indemnity to be invalid or unenforceable as to any Person or circumstance in any state, such finding will not render that provision invalid or unenforceable as to any other Person or circumstance or in any other state. Where permitted by Legal Requirements, any provision found invalid or unenforceable will be deemed modified to the extent necessary to be within the limits of enforceability or validity; however, if such provision cannot be deemed so modified, it will be deemed stricken and all other provisions of this Agreement in all other respects will remain valid and enforceable.

             Section 6.10 Preferences. Lender will have no obligation to marshal any assets for the benefit of the Borrowers or any other Person or in satisfaction of any or all of the Indebtedness. Lender will have the continuing and exclusive right to apply or reverse and reapply any and all payments by the Borrowers to any portion of the Indebtedness. To the extent the Borrowers make a payment to Lender or Lender receives any proceeds from the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy, insolvency or other law, or for equitable cause, then, to the extent of such payment or proceeds released by Lender, the Indebtedness will be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

            Section 6.11 Joint and Several Obligations. If this Agreement is executed by more than one Person as Borrower, the Indebtedness and all other obligations of the Borrowers under the Loan Documents will be joint and several obligations.

            Section 6.12 No Joint Venture or Partnership. The Borrowers and Lender intend that the relationship created under this Agreement, the other Loan Documents and the Environmental Indemnity be solely that of borrower and lender. Nothing is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrowers and Lender nor to grant to Lender any interest in the Premises other than that of mortgagee or secured party.

            Section 6.13 Waiver of Counterclaim. The Borrowers hereby waive, to the extent permitted by applicable law, the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against the Borrowers by Lender under any of the Loan Documents or the Environmental Indemnity.

            Section 6.14 Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

            Section 6.15 Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan Documents.

            Section 6.16 Liability.

            Notwithstanding any provision to the contrary in this Agreement, Note A, Note B, Note C, or the Loan Documents and except as otherwise provided for below, the liability of the Borrowers under the Loan Documents shall be limited to the interest of the Borrowers in the Premises and the Rents. In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against the Borrowers. Nothing herein shall in any manner limit or impair (i) the lien or enforcement of the Loan Documents pursuant to the terms thereof or (ii) the obligations of any indemnitor or guarantor, if any.

            Notwithstanding any provision hereinabove to the contrary, the Borrowers shall be personally liable to Lender for:

            (a) any loss or damage to Lender arising from (i) the sale or forfeiture of the Premises resulting from the Borrowers' failure to pay any of the taxes or (ii) the Borrowers' failure to insure the Premises in compliance with the provisions of the Loan Documents;

            (b) environmental loss or damage;

            (c) nonpayment of taxes, insurance premiums and utilities for the Premises and any penalty or late charge associated with nonpayment thereof;

            (d) material failure to manage, operate, and maintain the Premises in a commercially reasonable manner for similar property types in the surrounding geographic area:

            (e) any sums paid by Lender in fulfilling the obligations of the Borrowers as lessor under any Lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraphs 2(f) and 2(m) of the Mortgage (it being agreed that "Mortgage" as used herein shall be construed to mean "mortgage" or "deed of trust" or "trust deed" as the context so requires) or consented to in writing by Lender) to an unrelated third party or upon conveyance to Lender of the Premises by a deed acceptable to Lender in form and content (each of which shall be referred to as a "Sale" for purposes of this paragraph) or expended by Lender after a Sale of the Premises for obligations of the Borrowers which arose prior to a Sale of the Premises;

            (f) any rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, common area maintenance charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which the Borrowers have received or will receive after an Event of Default under the Loan Documents which are not applied to payment of Operation Expenses provided that (x) the Borrowers have furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof and (y) any payments to parties related to the Borrowers shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense;

            (g) any security deposits of tenants not otherwise applied in accordance with the terms of the Lease(s), together with any interest on such security deposits required by law or the leases, not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender in form and content;

            (h) misapplication or misappropriation of any reserve account including tax reserve accounts and tenant improvement reserve accounts, security deposits, prepaid rents or insurance or condemnation proceeds held by the Borrowers or any other entity or person in connection with the operation of the Premises; and

            (i) any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of the Borrowers, Interest Owners or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of the Borrowers, Interest Owners or guarantor, if any, in connection with the Loan.

            The Borrowers' personal liability for items specified in (c), (d) and (e) above shall be limited to the amount of rents, issues, proceeds and profits from the Premises ("Rents and Profits") received by the Borrowers for the twenty-four (24) months preceding an Event of Default and thereafter; but less any such Rents and Profits applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Premises including sufficient reserves for the same or replacements or renewals thereof ("Operation Expense(s)") provided that (x) the Borrowers have furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to the Borrowers shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense. Notwithstanding anything contained in paragraphs 6.16(a)(i) and 6.16(c) hereinabove as it relates solely to taxes, assessments and insurance premiums, to the extent Lender is impounding for taxes, assessments and insurance premiums in accordance with the Loan Documents and the Borrowers have fully complied with all terms and conditions of the Loan Documents relating to impounding for the same, then the Borrowers shall not be personally liable for Lender's failure to apply any of said impound amounts held by Lender in accordance with the Loan Documents.

            Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the first paragraph of this paragraph 6.16 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

            (w) of any breach or violation of paragraphs 2(f) and 2(m) (due on sale or encumbrance) of the Mortgage, other than (i) the filing of a nonmaterial mechanic's lien affecting the Premises or a mechanic's lien affecting the Premises for which the Borrowers have complied with the provisions of paragraph l(e) of the Mortgage, or (ii) the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or (iii) any transfer or encumbrance of a nonmaterial economic interest in the Premises not otherwise set forth in (i) or (ii);

            (x) of the failure of the Borrowers or the SPE Equity Owner, if any, to remain a Single-Purpose Entity;

            (y) of any filing by the Borrowers or the SPE Equity Owner, if any, of a petition in bankruptcy or insolvency or a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy laws of the United States or under any other applicable federal, state or other statute or law;

            (z) the Management Agreement is modified, amended replaced, cancelled or terminated (either by affirmatively terminating or by failing not to annually renew), without Lender's prior written consent;

            (aa) The Borrowers give any approval or consent for the substitution for or replacement of the Property Manager (it being understood and agreed that any substitution for or replacement of the current Property Manager may only occur with Lender's consent and/or approval), without Lender's prior written consent;

      IN WITNESS WHEREOF, the Borrowers and Lender have hereunto caused this Agreement to be executed on the date first above written.

LENDER:

PRINCIPAL COMMERCIAL FUNDING, LLC,
a Delaware limited liability company

      By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

            By: /s/ Steven Traynor
                --------------------------
                    Counsel

            By: /s/ Stephen G. Skrivenet
                ------------------------
                    Counsel

PRINCIPAL LIFE INSURANCE COMPANY,
an Iowa corporation

      By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

            By: /s/ Steven Traynor
                --------------------------
                    Counsel

            By: /s/ Stephen G. Skrivenet
                ------------------------
                    Counsel

                       (Signatures Continue on Next Page)

                        [Signature Page - Loan Agreement]

BORROWERS:

NNN CONGRESS CENTER, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, its Manager

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 1, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 2, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

                   [Signatures Continue on the Following Page]

                        [Signature Page - Loan Agreement]

NNN CONGRESS CENTER 3, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 4, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 5, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 6, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

                   [Signatures Continue on the Following Page]

                        [Signature Page - Loan Agreement]

NNN CONGRESS CENTER 7, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 8, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 10, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 11, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

                   [Signatures Continue on the Following Page]

                       [Signature Page - Loan Agreement]

NNN CONGRESS CENTER 12, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 13, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 14, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 15, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

                   [Signatures Continue on the Following Page]

                       [Signature Page - Loan Agreement]

NNN CONGRESS CENTER 16, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

NNN CONGRESS CENTER 17, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President
            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

GREIT - CONGRESS CENTER, LLC, a Delaware limited liability company

      By TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, as authorized Vice President

            By: /s/ Anthony W. Thompson
                -------------------------
                Name:  Anthony W. Thompson
                Title: President

                        [Signature Page - Loan Agreement]